                                                                    EXHIBIT 10.3

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final


                                 AMENDED MAC OS
                               LICENSE AGREEMENT
                                 #C24-96-00116

This Mac OS License Agreement ("Agreement") is effective as of December 27, 1996 (the "Effective Date"), by and between APPLE COMPUTER, INC., a California corporation having its principal place of business at One Infinite Loop, Cupertino, California 95014, U.S.A. ("Apple") and POWER COMPUTING CORPORATION, a Delaware corporation having its principal place of business at 2555 North Interstate 35, Suite 200, Round Rock, Texas 78664 and its Subsidiaries ("PCC").

This Agreement supersedes the Mac OS License Agreement between Apple and PCC dated December 16, 1994 (the "Old Agreement"). The Old Agreement is terminated as of the Effective Date of this Agreement and the provisions of Section 10.2 of the Old Agreement apply; provided, however, that PCC does not have the right under the Old Agreement to sell inventory for six months after termination and provided further that Apple is released from any obligation under Section 3.2 of the Old Agreement that may have accrued prior to termination. All sales of Certified Computers after the Effective Date of this Agreement will be governed by this Agreement.

                                    RECITALS

o Apple and PCC desire Apple to license to PCC certain Apple computer system technology for incorporation into hardware products to be sold by PCC on the terms and conditions set forth below.

                                   AGREEMENT

1.       DEFINITIONS

1.1 "Certification Requirements" means requirements documented by Apple for Certified Computers to successfully run the Mac OS and Mac OS applications, and otherwise qualify for use of the Mac OS trademark. The current Certification Requirements are attached as Exhibit A. These requirements may be modified by Apple from time to time and when modified will be provided to PCC.





CONFIDENTIAL                                                             Page 1

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

1.2 "Certified Computers" means hardware products manufactured by PCC or bearing a PCC trademark and/or tradename, in the form they will be used by End Users, which satisfy the Certification Requirements.

1.3 "Confidential Information" means (i) for Apple, the Licensed Software, the Enabling Technology, the terms and conditions of this Agreement including without limitation the license fees and royalty rates charged to PCC, and trade secrets or proprietary information related to any of the foregoing; (ii) for each party, any information relating to that party's product plans, designs, costs, names, finances, marketing plans, business opportunities, personnel, research, development or know-how designated as confidential in writing or, if disclosed orally, identified in writing and designated as confidential within thirty (30) days of disclosure; provided, however that "Confidential Information" shall not include information that: (a) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (d) is lawfully obtained without restriction from a third party who has the right to make such disclosure; or (e) is released for publication by the disclosing party in writing.

1.4 "Enabling Technology" means the materials described under the heading "Enabling Technology" in Exhibit B. The materials which constitute Enabling Technology may be modified by Apple from time to time upon written notice to PCC.

1.5 "End User Documentation" means the End User documentation related to the Licensed Software provided to PCC by Apple under this Agreement.

1.6 "End User" means a third party using a Certified Computer for its ordinary and customary business or personal purposes, and not for redistribution.

1.7      "Licensed Software" means the software specified in Exhibit B.

1.8 "Marks" mean the trademark and logo listed in Exhibit C; and such other additional or substitute marks that the parties agree in writing are subject to the terms of this Agreement.

1.9      "MAS" means a Mac OS Authorized Supplier designated by Apple.

1.10 "Maintenance Releases" are releases of the Mac OS designated by a change in the second digit to the right of the first decimal point (Mac OS 7.5X or Mac OS 7.5.X) that Apple makes generally available for licensing to comparably situated licensees.





CONFIDENTIAL                                                             Page 2

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

1.11 "Major Releases" are releases of the Mac OS designated by a change in the digit to the left of the first decimal point (e.g., Mac OS 8.X).

1.12 "Minor Releases" are releases of the Mac OS designated by a change in the first digit to the right of the first decimal point (Mac OS 7.X) that Apple makes generally available for licensing to comparably situated licensees.

1.13 "OEM" means a third party that will resell a Certified Computer under the tradename and/or trademark of that third party.

1.14     "PPP" means the Power PC Platform.

1.15 "Royalty Payments" means the payments PCC is required to make to Apple pursuant to Section 3.2 and as described in Exhibit B.

1.16 "Subsidiary" means a corporation more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by PCC, and which agrees in writing to be bound by the terms of this Agreement. A corporation which ceases to be a Subsidiary will lose its rights under this Agreement, but will continue to be bound by the obligations that survive termination specified in Section 10.2.

1.17 "System Updates" means software which, when installed on a Certified Computer which already has the Licensed Software installed on it, updates the Licensed Software to fix bugs, increase performance, and make other maintenance changes.

1.18 "Technical Support Plan" means the plan by which technical support will be provided by the Mac OS Licensing Technical Support Group to help PCC develop Certified Computers. The current Technical Support Plan is attached as Exhibit E. The Technical Support Plan may be modified by Apple from time to time and when modified will be provided to PCC.

2.       LICENSE AND RELATED RIGHTS AND RESTRICTIONS

2.1      License.

         (a) Subject to the provisions of this Agreement, Apple hereby grants to PCC a non-exclusive, non-transferable, royalty-bearing, worldwide license to reproduce or have reproduced the Licensed Software in binary executable form, and to distribute:





CONFIDENTIAL                                                             Page 3

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                 (i) directly and through its distributors, one copy of the same version of the Licensed Software for which the computer was certified, or the most recent full release thereof, installed on or distributed with Certified Computers. If the Licensed Software is installed on the hard disk of a Certified Computer before shipment to an End User, one (1) additional copy of such pre-installed Licensed Software may be included in diskette and/or CD-ROM form with such Certified Computer without payment of an additional royalty; and

                 (ii) Maintenance Releases and System Updates of the Licensed Software, royalty-free, to PCC's registered customers who have purchased a Certified Computer with the Licensed Software; provided, however that Maintenance Releases and System Updates will be royalty-free only if they are not installed on or distributed with Certified Computers.

         (b) Subject to the provisions of this Agreement, Apple hereby grants to PCC a non-exclusive, non-transferable, worldwide license to use, modify, reproduce and have reproduced the End User Documentation and to distribute one (1) copy of the End User Documentation together with any Certified Computer distributed with the applicable Licensed Software.

         (c) Subject to the provisions of this Agreement, Apple hereby grants to PCC a non-exclusive, nontransferable, worldwide license to reproduce and use internally, the Enabling Technology in connection with the installation of Licensed Software on Certified Computers and the design, development, manufacture and testing of such computers.

2.2      Registration Cards; Restrictions; No Implied Rights; No Reverse
         Engineering.

         (a) PCC will include with each copy of the Licensed Software, a registration card addressed to Apple, in the form provided by Apple, allowing Apple to provide information to End Users regarding updates to the Licensed Software, and other software and peripheral products; provided, however, that Apple will not use the list of End Users compiled from such registration cards to provide End Users information or advertising material regarding Apple personal computers.

         (b) PCC will distribute the Licensed Software only to End Users, directly or through its distributors, and will include a Software License Agreement in the form attached as Exhibit D, as may be updated from time to time by Apple. PCC will localize the Software License Agreement for each jurisdiction in which the Licensed Software is distributed for compliance with the local law and language.





CONFIDENTIAL                                                             Page 4

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final


         (c) PCC will retain on all copies of the Licensed Software and End User Documentation reproduced by or for PCC, or distributed by PCC, copyright notices and other proprietary rights notices contained in copies of the Licensed Software or End User Documentation provided by Apple or a MAS.

         (d) PCC is granted no rights that are not expressly granted in this Agreement, including but not limited to any rights to any Apple product industrial designs, and PCC specifically agrees that nothing in this Agreement will limit Apple's rights to develop or license competing products.

         (e) PCC will not modify, decompile, disassemble, or reverse engineer any Licensed Software (to the extent such restriction is permitted under applicable law), and will not make, have made, distribute, license, reproduce, sell or otherwise use the Licensed Software, except as expressly permitted by this Agreement or other written agreements between Apple and PCC.

         (f) PCC may sell Certified Computers to OEMs. Prior to the initial delivery of Certified Computers to each OEM, PCC will supply the name, address and telephone number of such OEM to Apple. PCC acknowledges that Apple is free to contact such OEM and to offer to such OEM a Mac OS License Agreement.

2.3      Trademark License.

         (a) Grant by Apple. Subject to the provisions of this Agreement, Apple hereby grants to PCC a non-exclusive, non-transferable, paid-up, worldwide license to use the Marks, solely on Licensed Software and Certified Computers and on packaging, labels, start-up screens, advertisements, promotional materials and product manuals for the Licensed Software and Certified Computers to the extent that the Licensed Software and Certified Computers are licensed in Section 2.1.

         (b) Required Use of the Mark. PCC agrees to and will use the Marks on or in connection with the Licensed Software and Certified Computers and that such usage shall strictly comply with the trademark specifications and guidelines attached as Exhibit C. Apple may issue updates and revisions to Exhibit C and PCC will comply with such updates and revisions. PCC will include the following statement in conjunction with the use of the
                 Marks:

                          "Mac OS and the Mac OS logo are
                          trademarks of Apple Computer, Inc. and
                          are used under license. The Mac OS Logo
                          is registered in the United States and
                          other countries."





CONFIDENTIAL                                                             Page 5

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                 or any other similar statement as Apple may, from time to time, request PCC to use.

         (c) Limitations on PCC. PCC acknowledges and agrees that the Marks and the goodwill associated therewith are the sole property of Apple, and that goodwill from the use of the Marks exclusively inures to the benefit of and belongs to Apple. PCC acknowledges and agrees that this license does not extend to or include the right to use the Marks, or any other trademark, service mark or logo of Apple (and PCC agrees that it will not use the same) as or in the title or brand name of Certified Computers. PCC agrees that this license does not extend to or include the right to use the Marks on promotional merchandise (such as, by way of example but not limitation, shirts, key chains, mugs, mouse pads, etc.). PCC agrees that it has no rights of any kind whatsoever with respect to the Marks except to the extent of the license granted herein. PCC agrees to refrain from using or filing any application to register, in any class and in any country, any trademark or service mark which is the same as, similar to, or which incorporates, in whole or in part, any or all the Marks, in the name or on behalf of PCC or its related companies, or in the name of or on behalf of any of its or their officers, directors, employees, agents, servants, or other juristic entity within the control of, or which controls, any of them. PCC agrees not to use the Marks in any manner that Apple, in its sole judgment, deems to (a) be in poor taste, (b) be unlawful, (c) have the purpose, object or intent to encourage unlawful activity by others, or (d) suggest that PCC is affiliated with Apple or that the relationship between Apple and PCC is anything other than that of licensor/licensee.

         (d)     Use and Approvals.

                 (i) PCC agrees that it is of fundamental importance to Apple that the Licensed Software and Certified Computers shall be of the highest quality and integrity. PCC agrees that Certified Computers will, at all times during the term of the Agreement, meet the Certification Requirements.

                 (ii) Prior to the first commercial shipment of each model of Certified Computer, PCC shall submit to Apple, or its designated agent, ten (10) units of such model of Certified Computer for testing in accordance with the Certification Requirements. In addition, and prior to first commercial shipment of each model of Certified Computer, PCC will certify in writing to Apple that: such model of Certified Computer meets the Certification Requirements; and PCC's use of the Marks in connection with such model of Certified Computer, including packaging, advertising, promotional materials and product manuals comply with Apple's trademark specifications and





CONFIDENTIAL                                                             Page 6

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                          guidelines attached as Exhibit C. PCC, when requested by Apple, shall supply to Apple, a copy of the packaging, advertising, promotional materials and product manuals for such model of Certified Computer.

         (e) Infringement. In the event PCC learns of any actual or threatened infringement of or challenge to a Mark or passing off of Certified Computers or that any third party alleges or claims that a Mark is liable to cause deception or confusion to the public, or is liable to dilute or infringe any right, PCC shall immediately notify Apple in writing of the particulars. Apple may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of the Marks at Apple's sole expense. Should Apple choose to take any action with respect to the Marks, PCC shall comply with Apple's reasonable requests for assistance in connection therewith.

         (f) Exterior Design. Nothing contained in this Agreement shall be construed as conferring on PCC any license or other right to copy the exterior design or distinctive features of the exterior design of the products of Apple and PCC agrees not to do so.

2.4 Certification Requirements. PCC will ensure that each computer distributed with the Licensed Software satisfies the Certification Requirements. Apple will provide PCC with updates to the Certification Requirements as they become available. Each model submitted by PCC will comply either with: (i) the most current version of the Certification Requirements, or, (ii) if the most current Certification Requirements were received by PCC less than ninety (90) days prior to PCC's submission of the model to Apple for testing, then the immediately preceding version of the Certification Requirements. PCC
         shall pay Apple $   **   /hour for Apple's certification testing not
         to exceed $ **   , each time a model of a computer is submitted for
         testing. For certification purposes, a computer may be considered a new model if it has a new or different (1) logic board layout, (2) processor speed, or (3) processor. PCC will notify Apple if it intends to make a change in one of these areas, and Apple will notify PCC if such change requires re-certification.

2.5 Next Major Release. Provided PCC has not breached this Agreement or other agreements between Apple and PCC, Apple will offer to PCC a non-exclusive, non-transferable, royalty-bearing license to Apple's next Major Release of the Mac OS (8.0) on Apple's then standard terms and conditions for that version of the Mac OS. Apple will offer such license to PCC at substantially the same time it is offered to other licensees. The term of the agreement for Mac OS 8.0 will be similar to
         Section 9 of this Agreement and, provided Apple continues to use a volume pricing schedule, the royalty rates for similar volumes for Mac OS 8.0 will not exceed two times the rates set forth in the royalty table in Exhibit B of this Agreement. If Apple stops using a volume pricing schedule, the royalty rates will not





CONFIDENTIAL                                                             Page 7

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

         exceed two times the rate for the lowest volume in the royalty table in Exhibit B of this Agreement. Apple will not charge PCC an initial license fee for Mac OS 8.0, separate from any royalty prepayments that might be required.

3.       PAYMENTS

3.1      License Fee.    **   . PCC hereby releases Apple from any obligation
         under the Old Agreement to maintain or provide any Market Development Funds.

3.2      Royalty Payments and Statements.

         (a) PCC will pay to Apple Royalty Payments associated with the distribution of copies of the Licensed Software by PCC as follows: For each unit of a Certified Computer distributed with Licensed Software pursuant to this Agreement which is delivered by PCC to a third party, including but not limited to, distributors, retailers, OEMs and End User customers, or used by PCC internally (except for units used by PCC to test or certify such Certified Computers), PCC will pay to Apple a royalty in the amount and according to the terms specified in Exhibit B.

                 PCC will receive a credit for all units of Certified Computers which were returned because they were defective if such units were included in the count of units for which a royalty was paid. PCC must make a Royalty Payment on any unit of a Certified Computer distributed with the Licensed Software pursuant to this Agreement which is resold after PCC has received a credit for that unit.

         (b) PCC shall keep and maintain all appropriate books and records necessary for verification that the applicable license and purchase fees and royalties have been paid. During the term of this Agreement and for three years thereafter, Apple shall be entitled, not more than once annually and on thirty (30) days notice, to retain independent auditors to review PCC's books and records for the purpose of verifying the accuracy of the statements provided and amounts paid pursuant to this Section
                 3. Any underpayment or overpayment determined as a result of the review will be reflected in the following quarter's statement and Royalty Payments. If such review verifies an underpayment error of greater than five percent (5%) of the aggregate royalties paid for the period being reviewed, PCC shall pay the cost of such review. PCC shall pay all amounts when due, and any amounts not paid when due shall accrue interest at the annual rate of twelve percent (12%) or the highest rate allowed by law, if lower, from the date when the payment should have been paid and ending when paid.





CONFIDENTIAL                                                             Page 8

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

3.3 Taxes. PCC is responsible for payment of any taxes on payments made under this Agreement except taxes based on Apple's income for which Apple shall be responsible.

3.4 Form of Payment. All royalty statements and payments will be made in U.S. dollars and sent to:

                          Apple Computer, Inc.
                          Royalty Accounting
                          2420 Ridgepoint Drive, MS 198-GL
                          Austin, TX 78754

4.       INDEMNIFICATION

4.1      Indemnity by Apple.

         (a) Apple will indemnify, hold harmless, and at PCC's request, defend PCC and PCC's directors, officers, employees, agents and independent contractors from and against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any third party claim that the Licensed Software infringes any copyright or trade secret right, existing as of the Effective Date. In the event of any such claim, PCC agrees: (i) promptly to give Apple notice in writing of any such claim or action and permits Apple, through counsel of its choice, to answer the charge of infringement and defend such claim or action; (ii) to provide Apple information, assistance and authority, at Apple's expense, to enable Apple to defend such claim or action; and (iii) that Apple will not be responsible for any settlement made by PCC without Apple's written permission. If Apple receives notice of an alleged copyright or trade secret infringement or if PCC's use of the Licensed Software shall be prevented by permanent injunction for reasons of copyright or trade secret infringement, Apple may, at its sole option and expense, procure for PCC the right to continued use of the Licensed Software as provided hereunder, or modify the Licensed Software such that it is no longer infringing, or replace the Licensed Software with computer software of equal or superior functional capability.

         (b) Apple shall have no liability under this Section 4.1 for any claim or suit to the extent that any alleged infringement is based upon: (i) Apple's incorporation of PCC-supplied designs, particular requirements, specifications or instructions into the Mac OS; (ii) the combination, operation, or use of the Mac OS with devices, parts, or software not supplied hy Apple,
                 (iii) modifications made to the Mac OS other than those made by Apple or in accordance with Apple's written instructions, or (iv) use





CONFIDENTIAL                                                             Page 9

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                 of the Mac OS other than as permitted under this Agreement or in a manner for which it was not intended.

4.2 Indemnity by PCC. PCC will indemnify, hold harmless, and at Apple's request, defend Apple and Apple's directors, officers, employees, agents and independent contractors from and against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any third party claim arising from PCC's distribution of Licensed Software with Certified Computers, use of the Licensed Software or Certified Computers by PCC's customers, or PCC's use of the Marks, except claims and remedies for which Apple is expressly made responsible by the terms of this Agreement. In the event of any such claim, Apple agrees: (i) promptly to give PCC notice in writing of any such claim or action and permits PCC, through counsel of its choice, to answer and defend such claim or action; (ii) to provide PCC information, assistance and authority, at PCC's expense, to enable PCC to defend such claim or action; and (iii) that PCC will not be responsible for any settlement made by Apple without PCC's written permission.

4.3 THE FOREGOING STATES THE PARTIES' TOTAL LIABILITY AND OBLIGATION WITH RESPECT TO ANY THIRD PARTY CLAIM CONNECTED TO OR ARISING OUT OF THIS AGREEMENT AND SETS FORTH EACH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF THIRD PARTY RIGHTS.

5.       CONFIDENTIALITY

Each party will protect the other party's Confidential Information from unauthorized dissemination and use with the same degree of care that the first party uses to protect its own like information but in no event less than due care; provided, however, that each party may disclose the terms and conditions of this Agreement to their attorneys, accountants, and potential investors, provided such parties are under a duty not to further disclose such information. Further, each party may provide Confidential Information in response to a valid order or subpoena from, or as part of a filing, registration or submission to, a court or governmental agency, provided the party receiving such order or subpoena or making such filing, registration or submission makes reasonable efforts to obtain, whenever possible, confidential treatment for such information. Each party agrees not to use the other party's Confidential Information for purposes other than as expressly authorized by this Agreement, except to the extent reasonably necessary to have Certified Computers made for PCC by another party and, in that instance, only subject to a non-disclosure agreement at least as restrictive and protective of Apple's rights as this Section 5. PCC specifically agrees not to use or disclose the Licensed Software or Apple's Confidential Information to develop or assist any other party to develop another operating system.

6.       DELIVERY





CONFIDENTIAL                                                            Page 10

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

6.1 Apple will deliver the Licensed Software in accordance with the delivery terms in Exhibit B.

6.2 Each language version of any Minor Release or Maintenance Release for the Licensed Software will be delivered to PCC at substantially the same time as for all other licensees of such language versions of the Licensed Software. Such delivery will be within thirty (30) days of when that particular Minor Release or Maintenance Release is available in the particular language as an Apple retail product.

7.       END USER SUPPORT

PCC will be responsible for providing support to PCC's End Users, OEMs and distributors. PCC will not direct PCC's End Users to Apple for support in connection with PCC products. Apple will provide four (4) training and support sessions to PCC's support personnel at Apple's Cupertino facilities to assist them in supporting end users. Apple will provide technical support to PCC pursuant to the Technical Support Plan.

8.       LIMITED WARRANTY

8.1 Apple warrants that any Licensed Software made available to PCC will perform in substantially the manner described in the End User Documentation provided by Apple for such Licensed Software. This warranty will expire on the earlier of: (a) PCC's delivery to any third party of the Licensed Software or of any product incorporating the Licensed Software, or (b) thirty (30) days from the date the Licensed Software was received by PCC. PCC's sole and exclusive remedy in the event of any breach of this warranty is to return the Licensed Software to Apple, and Apple will, at Apple's option, either provide a new version of the Licensed Software to PCC or permit PCC to terminate its rights in such rejected Licensed Software.

8.2 Upon expiration of the warranty period described above the Licensed Software will be deemed accepted and PCC will have no further rights or claims against Apple with respect to the Licensed Software, except as specified in Section 4. PCC acknowledges that this allocation of risks is a part of the bargain of this Agreement and is reflected in the fees and royalties charged for the Licensed Software and that PCC's rights are limited to the foregoing notwithstanding the failure of essential purpose of the remedy provided herein.

8.3 APPLE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY LICENSED SOFTWARE, ENABLING TECHNOLOGY, OR ANY OTHER ITEMS (INCLUDING





CONFIDENTIAL                                                            Page 11

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

         BUT NOT LIMITED TO DOCUMENTATION, TOOLS AND MATERIALS) PROVIDED UNDER THIS AGREEMENT, WHETHER LICENSED AND/OR MADE AVAILABLE TO PCC FROM APPLE OR A MAS.

9.       TERM

This Agreement will commence on the Effective Date and will continue until the earliest of the following occur: (i) the Agreement is terminated according to
Section 10, (ii) twelve (12) months from Apple's commercial release of the next Major Release of the Mac OS; or (iii) five (5) years from the Effective Date.

10.      TERMINATION

10.1 Termination for Cause By Either Party. Either party will have the right to terminate this Agreement immediately upon written notice at any time if:

         (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 5 and fails to cure that breach within thirty (30) days after receiving written notice of that breach and of the first party's intention to terminate;

         (b) The other party is in material breach of any warranty, term, condition or covenant of Section 5; or

         (c) The other party: (i) becomes insolvent; (ii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iii) makes an assignment for the benefit of creditors.

10.2 Effect of Termination. Upon any termination of this Agreement, all licenses and other rights granted under this Agreement will automatically terminate and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that the provisions of Sections 1, 2.2(a) - (e), 2.3(c), 3, 4, 5, 8, 10.2, 11 and 12, and any
         liability arising from any breach of this Agreement will survive termination of this Agreement. Termination of this Agreement will not affect the rights of PCC's End User customers to continue to use the Licensed Software or the Certified Computers. For termination other than for PCC's breach of this Agreement, PCC may sell reasonable quantities of Certified Computers together with copies of the Licensed Software, which are in inventory at the time of termination, for up to six (6) months after termination. Any obligation to pay incurred prior to termination will survive termination. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement





CONFIDENTIAL                                                            Page 12

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

         in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

11.      CONSEQUENTIAL DAMAGES; LIMITATION OF LIABILITY

11.1 CONSEQUENTIAL DAMAGES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL APPLE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO PCC'S BUSINESS REPUTATION HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

11.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL APPLE'S LIABILITY TO PCC, IN THE AGGREGATE, UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO APPLE'S LIABILITY UNDER SECTION 4, EXCEED THE AMOUNTS ACTUALLY PAID BY PCC TO APPLE UNDER THIS AGREEMENT AS ROYALTIES FOR THE LICENSED SOFTWARE.

12.      GENERAL

12.1 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war, sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen
         (15) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party's time for performance or cure under this Section 12.1 will be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

12.2 Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that PCC may not assign or delegate its rights or obligations under this Agreement either in whole or in part, (by operation of law or merger or otherwise), without the prior written consent of Apple. If PCC includes in its written request for consent to assignment a conspicuous statement that Apple must respond within twenty (20) business days and Apple fails to respond within such period, Apple will be deemed to have given its consent to such





CONFIDENTIAL                                                            Page 13

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

         assignment. Any attempted assignment in violation of the provisions of this Section 12.2 will be void.

12.3 Equitable Relief. PCC acknowledges that Apple has valuable intellectual property rights in the Licensed Software and in the Marks. Because PCC will be permitted to use the Marks and will have access to and become acquainted with confidential and proprietary information and materials of Apple, including but not limited to the Licensed Software, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, PCC agrees that Apple will have the right to enforce the confidentiality and license provisions of this Agreement by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Apple may have for PCC's breach of this Agreement.

12.4 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. Both parties will comply with applicable export laws and regulations and will cooperate in executing necessary documentation to comply with such laws and regulations. The parties specifically exclude applicability of the Convention Relating to Uniform Law on the International Sale of Goods.

12.5 Jurisdiction and Venue. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, the Superior Court of the State of California for the County of Santa Clara, the Santa Clara Municipal Court, and any mutually agreed to alternative dispute resolution proceeding taking place in Santa Clara County, California, in any litigation arising out of the Agreement.

12.6 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

12.7 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
         (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the addresses set forth below to or such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 12.7:





CONFIDENTIAL                                                            Page 14

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final


         Apple:                               PCC:
         Mac OS Licensing                     Steve Kahng
         MS: 38-LG                            Power Computing Corp.
         Apple Computer, Inc.                 2555 N. Interstate 35, Suite 200
         1 Infinite Loop                      Round Rock, Texas 78664
         Cupertino, California, U.S.A. 95014

         With a copy to Apple's Law
         Dept. at the same address,
         Mac OS Licensing, MS: 38-I

12.8 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

12.9 No Rights in Third Parties. This Agreement is made for the benefit of PCC and Apple and their respective subsidiaries and affiliates, if any, and not for the benefit of any third parties.

12.10 Subsidiaries. PCC guarantees the performance of its Subsidiaries and will be jointly and severally liable for the obligations of its Subsidiaries under this Agreement.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

12.12 Headings and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.13 Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

12.14 Trademark Usage. Except as set forth in Section 2.3, PCC will not, without Apple's prior written consent, use any Apple trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose, including, but not limited to, use in connection with any PCC products, promotions, advertisements or exhibitions.

12.15 Relationship of Parties. PCC and Apple are independent contractors. Neither party nor its employees, consultants, contractors or agents are agents, employees or joint venturers of the other party, nor do they have any authority to bind the other party by contract or otherwise





CONFIDENTIAL                                                            Page 15

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

         to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise.

12.16 Complete Agreement. This Agreement, including all exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

APPLE:                                             PCC:
APPLE COMPUTER, INC.                               POWER COMPUTING CORP.

BY:      /s/                                       BY:      /s/
   ----------------------------------------           --------------------------

PRINT NAME:  Lamar Potts                           PRINT NAME:  Stephen Kahng
           --------------------------------                   ------------------

TITLE:  Vice President, Licensing                  TITLE:  Chairman and CEO
      -------------------------------------              -----------------------





CONFIDENTIAL                                                            Page 16

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                                   EXHIBIT A

                           CERTIFICATION REQUIREMENTS

The current Certification Requirements are attached hereto and are hereby incorporated herein by reference. The Certification Requirements will subsequently be updated for computers using the PPP version of the Mac OS.





CONFIDENTIAL                                                            Page 17

[Logo]

Mac(TM) OS




Certification Requirements for
Mac(TM) OS Compatible Products v1.8





December 10, 1996




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 1
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)            Rev: 1.8   12/10/96

CERTIFICATION REQUIREMENTS FOR
MAC(TM) OS COMPATIBLE PRODUCTS

TABLE OF CONTENTS

1.0      Introduction                                                        3
2.0      Certification Overview                                              3
3.0      Pre-Certification with MCE                                          6
4.0      Certification Strategy & Definitions                                8
5.0      Scheduling, Documentation and Equipment Requirements                11
6.0      Questions and Other Issues                                          13

Appendix A: Tasks Not Covered by Certification                               14
Appendix B: Sample Certification Approval Letter                             15
Appendix C: Applications used by MCE                                         16
Appendix D: Certification Request Form                                       17
Appendix E: Sample Certification Disclaimer Form                             18





         (C)1995 - 1996 Apple Computer, Inc. All rights reserved. Mac and the Mac OS logo are trademarks of Apple Computer, Inc.



--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 2
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)           Rev: 1.8    12/10/96

CERTIFICATION REQUIREMENTS DOCUMENT (CRD)

1.0      INTRODUCTION

1.1      PURPOSE
         The purpose of this document is to specify Apple's Certification Requirements referenced in the Mac OS Licensing Agreement. Apple has defined specific requirements which must be met before a Licensee product can be certified Mac OS compatible. This document describes the process used to test compatibility and from this point on will be referenced as the CRD (certification requirements document).

1.2      CONFLICTS
         In cases where the requirements of this document conflict with those of other documents specified on the face of the Mac OS License Agreement or other related written agreements between Apple and the Licensee (License Agreements), the order of precedence shall be as follows:

         o License Agreements
         o Apple Engineering drawing or specification provided by Apple
         o This document

1.3      CHANGES
         Apple reserves the right to change these requirements at any time.



2.0      CERTIFICATION OVERVIEW

2.1      GOALS OF CERTIFICATION
         The purpose of certification is to ensure that the Licensee's product demonstrates sufficient compatibility to satisfy the requirements of the Mac OS License Agreement and to bear the Mac OS logo and preserves the Macintosh user experience. This is achieved by rigorously testing that applications and peripherals that function on Apple Macintosh products also function on Mac OS compatible products.

2.2      CERTIFICATION TIERS
         As referenced above, every design that a Licensee ships must be certified for Mac OS compatibility prior to shipping. Since there are varying degrees of changes from one licensee design to another, the certification process is divided into four different "tiers":

         o Comprehensive:         For all new logic board designs. Any product
                                  which uses a logic board that has never
                                  previously undergone certification.
         o Update:                For any product using a previously certified
                                  logic board where the processor's clock speed
                                  and/or number of processors has been changed.
         o International:         For products shipping with Non-Roman versions
                                  of the OS.
         o Integrator:            For any products using a previously certified
                                  logic board with no modifications.

         All certifications will examine the contents and structure of the system software for correct configuration.

2.2.1 COMPREHENSIVE CERTIFICATION (approximately 2 week turnaround, 4 computers required for testing) This is a comprehensive evaluation of logic board functionality including all I/O and PCI slots. It tests the logic board 's compatibility with the US version of the Mac OS. This level of certification is applied to all board designs that are either new or substantially different from those previously certified (i.e. have different processors or deviate from an Apple licensed design).





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 3
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

2.2.2 UPDATE CERTIFICATION (approximately 2 week turnaround, 4 computers required for testing) This is a focused evaluation of timing critical functionality designed to cover incremental changes to the logic board. These changes include processor speed and additional processors (multi-processing) which introduce variables that may affect timing sensitive components such as:

                 - Ethernet and LocalTalk
                 - Floppy
                 - PCI, Comm. Slot
                 - Sound In and Out
                 - Serial ports
                 - SCSI
                 - Video
                 - ADB
                 - PC keyboard and mouse
                 - PC Parallel Port
                 - PC Serial Ports

         Increases in hard drive capacity, CD-ROM speed, the amount of standard memory, the size of the Level 2 cache and the amount of video RAM don't affect the compatibility of a given design and does not require recertification.

         Note that although this certification requires less actual testing time, it is performed much more frequently than the comprehensive certification and thus requires more scheduling flexibility.

2.2.3 INTERNATIONAL (NON-ROMAN LANGUAGE) CERTIFICATION (approximately 1 week turnaround, 2 computers required for testing)

         This is an evaluation focusing on non-Roman language compatibility of already certified logic boards. A Comprehensive or Update certification must precede this certification or be performed concurrently. These systems will normally ship with a version of the Mac OS which has been modified, or "localized" for the native language of the targeted market. For Roman character based languages such as French, German, Italian and British English these differences amount to no more than replacement of all the system strings, therefore no additional certification will be required.

         Non-Roman systems are enabled by Apple's WorldScript I & WorldScript II system software. Languages that require WorldScript II are Japanese, Chinese (Simplified & Traditional), and Korean. Languages that require WorldScript I include Thai, Hebrew, Arabic and others (Note: WorldScript I languages are not currently licensed). A separate certification is required for each language on each logic board design.

         This additional certification suite will focus on the particular areas of non-Roman languages that differ from Roman languages such as:

                 - WorldScript extension
                 - text input (including input methods)
                 - fonts
                 - localized apps.
                 - printing
                 - hardware keys (dongles)
                 - system software installation
                 - certain localized applications

2.2.4 INTEGRATOR CERTIFICATION (approximately 1 week turnaround, 2 computers required for testing) This suite designed for machines that have been sub-licensed from another vendor and focuses only on those aspects of the product that are likely to change when reconfigured by a systems integrator. These





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 4
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)               Rev: 1.8 12/10/96
         are usually cosmetic changes to the enclosure or a new enclosure, a different splash screen for the licensing extension and a different install CD with appropriate changes to the ReadMe files. Any machine which uses an unmodified, previously certified logic board (including processor daughter card, if equipped) is eligible for an Integrator Certification. Key areas evaluated:

                 - software bundles
                 - install CDS
                 - preconfigured software on hard drive
                 - Licensee specific system extensions

2.2.5    DESIGN CHANGE MATRIX
         Table 1 outlines a reference matrix for which certification is required for a particular design change. This should be used as a guide to determine which certification applies to any product. Changes of hard drives, CD-ROMs, floppy drives, power supplies and enclosures do not warrant a new certification.

--------------------------------------------------------------------------------------------------
          Component                   Certification                             Comments
                                        Required
--------------------------------------------------------------------------------------------------
       Logic Board                   Comprehensive             Any changes to logic board may
                                                                    require re-certification
--------------------------------------------------------------------------------------------------
        Processor Type                 Comprehensive
--------------------------------------------------------------------------------------------------
       Processor Speed                    Update                  If higher than highest speed
                                                                      previously certified
--------------------------------------------------------------------------------------------------
     Number of Processors                 Update

--------------------------------------------------------------------------------------------------
        Number of PCI                     Update                Includes changes in riser cards
            Slots
--------------------------------------------------------------------------------------------------
       Language Version                International           Each non-Roman language requires a
          of Mac OS                                                  separate certification
--------------------------------------------------------------------------------------------------
          Licensing                     Integrator
          Extension
--------------------------------------------------------------------------------------------------

    L2 Cache, RAM, Floppy,             None Required
  CD-ROM, Hard Drive, Power
     Supply, Video Board,
          Enclosure
--------------------------------------------------------------------------------------------------

                                    TABLE 1

2.3      QUALITY AND RELIABILITY
         Certification does not guarantee that the Licensee has met customer needs of overall quality, reliability, or compatibility. The Licensee is expected to perform all qualification and reliability testing of their own designs. A partial listing of tasks not performed during certification can be found in Appendix A.





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 5
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

2.4      APPLE LICENSED DESIGN MODIFICATIONS
         If the product is based on an Apple designed logic board, any changes or modifications must be pre-approved by Mac OS Licensing Technical Support BEFORE the product is provided to Apple for certification. The main concern behind making changes to a particular design is the effect the change(s) might have on future releases of the Mac OS. See the Technical Evaluations document (TED) for a description of the process used to request and receive approval for changes to an Apple licensed design.

2.5      STATUS UPDATES
         Apple will update the Licensee during certification via e-mail. If any problems are encountered which make it impossible to continue with certification testing, the Licensee will be notified immediately of the problem with a phone call. If the problem is one that the Licensee can fix quickly via a simple software update or by rapid delivery of a replacement component, certification testing will simply be suspended until the fix is delivered. If, however, the problem is more serious, the units will be returned and the Licensee must resubmit the product for certification.

2.6      CERTIFICATION LETTER
         Certification is successfully completed when all bugs and product issues encountered during testing have been resolved. At this point, the Mac OS Certification team will issue the Certification Approval Letter (see Appendix B for a sample) to the Licensee's Account Manager for delivery to the Licensee. After the Licensee receives their Certification Approval Letter they can begin shipping their Mac OS Compatible product.



3.0      PRE-CERTIFICATION WITH MAC OS CERTIFICATION ENVIRONMENT (MCE)

3.1      INTRODUCTION
         Self-certification is an integral and mandatory part of the certification process. Licensees perform it by running an integrated software tool, the Mac OS Certification Environment (MCE), which covers a significant portion of compatibility tests. Thus, they can perform both early diagnostics of potential incompatibilities and automated self-certification in-house. With MCE's official inclusion in the certification process (November 1, 1996), Apple distributes CD-ROMs with MCE 1.0 to all Licensees. Eventually, Licensees will be able to download the latest releases from the Mac OS Certification Web site.

3.2      OVERVIEW
         MCE is an exportable, integrated tool suite designed by the Mac OS Certification team to increase efficiency of the testing process. It is based on tools that Apple itself uses internally to qualify new Macintosh models and new releases of the Mac OS. MCE provides a simple, intuitive user interface to quickly and easily test key portions of the Mac OS running on a Macintosh OS-Compatible product. It gives an on-screen pass/fail/abort/crash summary of test results, and a more comprehensive record is also stored in a results file viewable within MCE. Currently (version 1.0), MCE tests compatibility for significant portions of the System Toolbox, Sound Manager, QuickTime, AppleTalk protocol (both EtherTalk and LocalTalk), and five major applications (see Appendix C for listing of applications).

3.3      HOW MCE FITS INTO THE CERTIFICATION PROCESS
         MCE's primary objective is to maximize the amount of certification testing that Licensees can do themselves. It is made available to all Licensees early on in the development cycle to help them rigorously exercise their machines. Versatility and other features built into MCE allow the Licensee to uncover and diagnose potential compatibility problems. Apple will accept no machine for certification unless it is accompanied by a passed MCE results file.




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY
THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 6
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

3.4      INSTALLING AND USING MCE
         MCE is designed for simple and intuitive installation and operation. Hardware requirements include the machine to be certified (host), and another (support) machine networked with the host. All software components are automatically set up by an installer program, and quality on-line help and printable user manual documentation are provided. The exceptions to this automatic installation are the third-party application programs required for passing a certain class of MCE compatibility tests. For now, it is not possible to bundle these with MCE; acquiring them is the responsibility of the licensee. The exact list of these programs is given in Appendix C. Any potential changes to this list in the future will be communicated promptly.

         Once installed, MCE is conceptually operated in three phases: test selection, test suite execution, and result analysis. Figure 1 shows the main MCE window where the tests for the current suite are selected. Buttons on the right hand side control execution and provide access to the results.

3.5      LICENSEE DELIVERABLES FOR MCE
         Upon successful completion of the pre-certification process, Licensees are required to submit the passing results file back to Apple (Mac OS Certification team). A results file is considered passed only if all automated tests pass. Manual tests are not formally required but are certainly recommended. The file should be sent via e-mail to: macoscert@apple.com, and also included on a floppy disk along with the units submitted for certification.

3.6      MCE TECHNICAL SUPPORT
         If any problems are found with MCE, the MCE team should be contacted by sending a email to: (macoscert@apple.com). Using this email address ensures the matter is included in an issues tracking data base. An MCE engineer will usually respond one business day. If the issue cannot be immediately resolved, the MCE team will:
                 - Send out frequent updates on status of problem along with expected resolution date
                 - Suggest possible approaches to solution
                 - Request additional information
         This support does not extend to diagnosing hardware functionality or compatibility issues. Enhancement requests and other forms of non-critical feedback are welcome and should also be sent to the above address.

3.7      NEW RELEASES AND PERIODIC UPDATES
         As new releases of MCE become available, they will be distributed to Licensees. It is the responsibility of the Licensees to distribute each release of MCE to their sub-licensees. Internet based distribution is currently also under development. The scope of changes will typically encompass improved compatibility coverage, additional application scripts, and might also include usability improvements.





                                    FIGURE 1




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY
THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 7
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

4.0      CERTIFICATION STRATEGY AND DEFINITIONS

4.1      STRATEGY AND DEFINITIONS
         The basic theory of certification testing is to exercise all aspects of the machine in combination with each other. Testing the hardware exclusively is not considered sufficient to insure Mac OS compatibility since it is the combination or integration of these various components that frequently highlights weakness in the design or problems with timing. For instance, the SCSI controller and the Ethernet port may function perfectly well independently, but may fail when interacting simultaneously with the Mac OS, so a narrow test of each component may not be enough. By probing the machine at three different levels (see Figure 2 below) with a through collection of API and application tests in addition to the hardware test, we are more likely to turn up these integration issues.


                                  APPLICATIONS
                                    FIGURE 2

4.2      THREE GENERAL CATEGORIES
         Our current certification suite is divided into three general categories:

         - hardware
         - software (high level)
         - application programing interface (API) (low level)

         Referring to Figure 2, we test at the hardware layer directly with specialized tools designed to look at each component on the motherboard at a very low level. We then move up to operating system level and run a suite of test tools which exercise the various API components of the system software, which indirectly test a variety of combinations of the hardware underneath. Finally, we test a large suite of applications since this is ultimately how the machines are used and this is the best way to test various combinations of APIs to give us the most rigorous integration testing.

4.2.1    HARDWARE COMPATIBILITY
         A Licensee Mac OS compatible computer must work reliably with a variety of peripherals. Testing will involve integration of software applications and hardware peripherals which are designed to run together on the Mac OS. Peripheral testing focuses in the following areas:

         - Network {Ethernet, LocalTalk}
         - SCSI
         - Mac serial ports {printing, modem, GeoPort, MIDI}
         - Mac keyboard/mouse port {ADB}
         - PC serial ports and parallel ports
         - PC keyboard and mouse ports {PS/2}
         - Sound In and Out {external speakers, microphone}
         - Video {multiple monitor resolutions}
         - PCI card compatibility(1)

         Note: While a Licensee Mac OS Compatible product will be tested with many different peripherals for the purposes of examining the various connection ports, the only peripherals that Apple uses in certification testing are those deemed critical to maintain the Macintosh user experience. These include: CD-ROM, hard drive, video out board (if equipped), keyboard, mouse and floppy. If a Licensee includes



----------------------
(1) For a list of PCI cards compatible with PCI based Macintosh computers, please refer to Apple's product information Web page:
      http://product.info.apple.com/productinfo/factsheets/pciproduct dir.html

--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 8
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96
         a video digitizing card in its product, for instance, this card will not be certified or tested by Apple. Also, if the Licensee does not use an Apple qualified CD-ROM, hard drive or floppy drive, only the out-of-box functionality will be tested. Apple is not responsible for the reliability or comprehensive compatibility testing of these components.

4.2.2    APPLICATION PROGRAMMING INTERFACE (API)
         The API evaluation tests the various Mac OS Toolbox routines as specified in Inside Macintosh. These include (but are not limited to):

                 Core - Resources, Procedures and Events
                 I/O - Bus, Video, ASIC, and Hardware Control
                 File/Device - File Manager, Device Manager, Hard Disk, and CD Toolbox - Window, Dialog, Menu, Font
                 Visual - Display, QuickDraw, QuickDraw GX, QuickDraw 3D,
                          QuickTime VR and Color

4.2.3    SOFTWARE COMPATIBILITY
         Testing of software on a Mac OS Compatible product is designed to mimic user interaction with a Mac OS Compatible product as it would occur in the home, school, or business while exposing the machine to as much software as possible. Both manual and automated tests are performed. MCE covers the automated tests through and extensive library of scripts tailored for a large variety of applications. Automated testing provides us the opportunity to run a much larger number of applications than we could possibly run manually during certification. Extensive ad hoc manual testing covers the human element which so often uncovers bugs not found with automated tests.

         Following is a list of the types of applications tested, along with some examples. Actual applications tested may vary.

         o Productivity
                 Word Processing {MS Word, Nisus Writer, Claris Works,
                    SimpleText}
                 Database {FileMaker Pro, HyperCard Player}
                 Spreadsheet {MS Excel, ClarisWorks}
                 Draw/Paint {Illustrator, Freehand}
                 Authoring {MacroMind Director}
                 Organizers {Now Contact/Up-to-Date, Claris Organizer, Meeting
                    Maker}
                 Programming {Think C++, Apple Script, MPW}

         o Graphics and Multimedia
                 Graphic Manipulation {Photoshop}
                 Desktop Publishing {Quark, PageMaker}
                 Movie Viewing & Editing {Movie Player, Adobe After Effects,
                    QuickTime VR}
                 3D modeling & rendering {InfiniD, Strata Studio Pro}
                 Sound recording and editing {SoundEdit}
                 MIDI {Opcode Musicshop}

         o Connectivity applications
                 Terminal/Modem {Zterm, ClarisWorks, VersaTerm}
                 Online Services {AOL, CompuServe, Prodigy}
                 AppleTalk {Personal file sharing, Meeting Maker, Marathon} Internet (TCP/IP) {Netscape, Fetch, NCSA Telnet, Newswatcher,
                    Cyberdog}
                 Internet server applications {Apple Internet Mailserver,
                    NetPresence, WebStar}

         o User level features and utilities
                 Control Panels {Sound, Network, Desktop Patterns, Sharing,
                    Views }
                 Apple Menu {Apple Audio CD Player, Jigsaw Puzzle, Scrapbook}





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                    SHEET 9
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

                 SCSI/IDE {Licensee formatting utility, Disk First Aid, Hard
                    Disk Toolkit, Norton Utilities}
                 General utilities {RAM Doubler, SpeedCopy, Now Utilities} System Software Installation using Licensee documentation



5.0      SCHEDULING, DOCUMENTATION AND EQUIPMENT REQUIREMENTS

5.1      SCHEDULE
         Certification scheduling is requested by submitting the certification request form to Mac OS Certification at: (macoscert@apple.com). Appendix D contains a copy of the Certification Request Form.

         Mac OS Certification has two scheduled dates: the preliminary date and start date. Licensees should notify the Mac OS Certification team with any changes to their scheduled certification start date. All scheduling requests and changes must be sent to: (macoscert@apple.com).

5.1.2    PRELIMINARY DATE
         The preliminary date is intended to help in the planning of the certification schedule. It is recommended that Licensee inform Apple at least three months in advance of when a model will be ready for certification.

5.1.3    START DATE
         The certification start date is the specific day certification will start. This date needs to be set a minimum of 4 weeks before certification will commence. To ensure that certification will start on the scheduled start date the following conditions must be met:

                 o All contract/business issues must be resolved
                 o All issues resolved with Mac OS Licensing Technical Support
                 o All issues resolved with Mac OS Certification
                 o All required documentation is received (ERS, software and hardware configuration lists)
                 o Signed Certification Disclaimer from the Licensee (see
                   Appendix E for sample)
                 o Licensee's product in the required quantities must arrive for certification
                 o Passing MCE results file must be submitted by email and
                   enclosed with product on floppy disk

         Apple has the sole and absolute discretion to determine whether these conditions have been met and whether certification may proceed on the start date.

5.1.4    MISSED CERTIFICATION DATE
         If the product is not received or issues are still outstanding on the certification start date the Mac OS Certification team will decide if certification can proceed. If rescheduling of certification is required the Mac OS Certification team will try to accommodate the Licensee's schedule after all issues are resolved.

5.2      PRODUCT LOGISTICS

5.2.1    PRODUCT LABELING
         All products received for certification must be labeled with the following information:


                 o Unit number           o CPU type             o CPU speed
                 o RAM configuration     o VRAM configuration   o Cache configuration
                 o Hard drive size       o Video card type      o CD-ROM speed
                 o Any other information needed to differentiate computers from one another.
                  (One example would be a 3 PCI slot computer vs. a 2 PCI slot computer.)



--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 10
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

5.2.1    PRODUCT ARRIVAL
         To help track products shipped to Apple for certification please notify the Mac OS Certification team by email when computers are shipped. Include the following information:

             o shipping date    o expected arrival date at Apple     o carrier
             o waybill number   o number of packages                 o return shipping information
             o licensee contact phone number and email address

Address product to:       Apple Computer, Inc.
                          Mac OS Certification
                          1 Infinite Loop, MS: 38-ARQ
                          Cupertino, CA 95014
                          U.S.A.

 5.2.2   PRODUCT RETURN
         All return shipping costs will be paid by the Licensee. Licensee needs to include account number for billing of return shipment and any required customs documents and contact phone numbers. Licensee will be notified by email when product is shipped from Apple.

5.3      EQUIPMENT REQUIREMENTS FOR CERTIFICATION
         The Licensee must provide completely functioning computers. Each should have a bootable hard disk configured as the licensee intends to ship it to the end user, a CD-ROM drive, video capability (either a built in monitor or a video out port) and a power supply, all installed in an enclosure. Each certification requires:

         o Comprehensive certification
                  - 4 computers
                  - 2 installation CDS or sets of floppy disks

         o Update certification
                  - 4 computers
                  - 2 installation CDS or sets of floppy disks

         o International certification
                  - 2 computers
                  - 2 installation CDS or sets of floppy disks (in the
                      appropriate language)

         o Integrator certification
                  - 2 computers
                  - 2 installation CDS or sets of floppy disks (in the
                      appropriate language)

         If this computer is going to be sold with different clock speeds, the configurations sent in for certification must contain one of the fastest and one of the slowest clock speeds. The CD-ROMs must contain the system software as it will be delivered to the end user. One off CD-ROMs of the system software will be accepted for certification.

5.4      DOCUMENT REQUIREMENTS

5.4.1    MCE RESULTS FILE
         The MCE results file must be sent in via email to the Mac OS Certification team prior to certification starting. Additionally, the MCE results file needs to be shipped with the product on a floppy disk.

5.4.2    SYSTEM CONFIGURATION





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 11
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)               Rev: 1.8 12/10/96

         A soft copy of the contents of the Licensee changes to the System Software is required to ensure the Licensee is shipping the correct versions of the Mac OS. This information is submitted with the Licensee product on floppy disk.

5.4.3    PRODUCT CONFIGURATION LIST
         This matrix outlines the Licensee configurations to be shipped to the marketplace. A subset of these configurations will be required for certification. Below is a sample matrix which reflects the information needed:

 System #     Enclosure     Processor        Slot Cfg     RAM           VRAM         Hard Drive      L2 Cache      CD-ROM
 --------     ---------     ---------        --------     ---           ----         ----------      --------      ------
      1       Desktop       604e/275MHz      3 PCI        32MB          1MB          2GB             256KB         8X
      2       MiniTower     604e/250MHz      2 PCI        16MB          1MB          1GB             256KB         4X
      3       Tower         604e/300MHz      4 PCI        24MB          4MB          1GB             512KB         None
      4       Tower         603e/120MHz      6 PCI        32MB          1MB          850MB           512KB         8X


 6.0     QUESTIONS OR ISSUES?

         This document was created by the Mac OS Certification team. As the certification procedure is improved and changed to better meet the needs and requirements of the Licensee and Apple, this document will be updated. If you have any questions or issues regarding the procedures within this document, please direct them to:
         (macoscert@apple.com).





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 12
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

APPENDIX A: TASKS NOT COVERED BY CERTIFICATION

         BUG (DEFECT) ISOLATION
         Apple will attempt to isolate bugs, but not to evaluate them during the certification process. This isolation methodology includes, and will not exceed:

                 o Identifying the bug
                 o Regress the bug against its underlying Macintosh product
                 o Verify the bug is NOT present or evident on its underlying
                   Macintosh product

         KNOWN APPLE BUGS
         Apple does not guarantee that any existing Mac OS system bugs which also occur on Apple's own Macintosh products will be fixed.

         REGRESSION TESTING
         Apple will regress bugs identified on a Mac OS compatible product against the most closely related Apple qualified design.

         STRESS TESTING
         Apple will NOT include, as part of its Certification Process, stress testing of any Mac OS compatible product. However, we will perform limited networking stress testing by saturating Ethernet and LocalTalk ports with AppleTalk packets.

         PERFORMANCE BENCHMARKS
         Apple will NOT include, as part of the Certification Process, any performance related benchmark tests. Apple will NOT benchmark the performance and speed of a Mac OS compatible product against its comparable Macintosh product.




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 13
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

APPENDIX B: SAMPLE CERTIFICATION LETTER



November 18, 1996

Mr. Licensee
Super Computer Corp.
1 Infinite Loop
Any Town, CA 95014

Re: Certification of Super Computer Corp., Super Fast X-1 series of computers

Dear: Mr. Licensee

This is to inform you that the following series of computers have successfully passed Mac(TM) OS Certification and are now approved to ship as certified computers:

                 Super Fast X-1/160, Super Fast X-1/180, Super Fast X-1/200

Super Fast X-1 series, using 603e PowerPC(TM) processors running at: 160, 180, 200 MHz

The above certified products are based on Apple Logic Board Design XYZ 100.

The above referenced series of computers were certified using the components listed below:

Description               Manufacturer     Model          Size
-----------               ------------     -----          ----
5x CD-ROM                 Acme             CD-555-B       n/a
Floppy Drive              Quality          355F           1.44 MB
Int. Hard Drive           Best Drive       fast 2100      2.2lGig
                          Super Drive      fast 1200      1.2Gig
Power Supply              RS Ind.          A-01           200 Watts
Video On Board            n/a              n/a            1MB DRAM
Cache                     MBI              4MP6           256K
RAM On Board                                              16MB

In addition to shipping with US System Software, you are certified to ship with the following onebyte Roman languages and two byte languages as specified in your Mac OS Licensing agreement: British, Italian, German, French, Spanish,

Yours sincerely,


----------------------------------------
Eric Du Bois
Engineering Project Manager
Mac(TM) OS Certification





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 14
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

APPENDIX C: APPLICATIONS FOR MCE

List of applications that need to be installed on the host machine:

-        Adobe Dimensions 2.0

-        Adobe Photoshop 3.0.4

-        ClarisWorks 4.0

-        Microsoft Excel 4.0

-        Microsoft Word 6.0.1




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 15
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

APPENDIX D: CERTIFICATION REQUEST FORM

Company Name:
Address:
Country:

Contact Name:

Phone Number:

FAX Number:

e-mail:

Product Name:

Requested Certification Date:

On which Apple Design or CHRP reference design is product based?




Differentiation between the Apple design or CHRP reference design provided within your product (such as additional I/O ports, different on board video controller, etc.):




Basic system features:
         Processor type, clock speeds and number of processors

         Complete list of I/O ports available (SCSI, serial, ADB etc.)

         How many internal PCI slots? (if applicable)

         How video is handled? (on board or a card)

         Additional PCI cards added to the product

         System software additions

         Special cables or adapters required to use product




Please send your completed form to: (macoscert@apple.com)

Thank you for the information, your request will be acknowledged within 2 business days.





--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 16
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

APPENDIX E: SAMPLE CERTIFICATION DISCLAIMER FORM

November 5, 1996

Mr. Licensee
Super Computer Corp.
1 Infinite Loop
Any Town, CA 95014

Dear Mac(TM) OS Licensee:

This letter will set forth the terms of Apple's testing process to determine whether your computer qualifies as a "Certified Computer" under your Mac OS License Agreement. Apple will perform the tests described in the accompanying Mac OS Certification Requirements document.

At the completion of this evaluation, Apple will either provide you a written notice that your computer has satisfactorily passed this evaluation and therefore qualifies as a "Certified Computer" or will describe the areas in which your computer has failed to pass the evaluation.

If your computer fails to pass the evaluation, it will be necessary for you to correct the deficiencies, resubmit the computer for testing, and satisfactorily pass the tests before you can distribute your computer. Reevaluation Testing charges will be $100/hour up to a maximum of $25,000 per testing session or as otherwise provided in agreements between Apple and Licensee.

You agree that Apple's taking of this evaluation and the results of this evaluation constitute Apple "Confidential Information" under your Mac OS License Agreement with Apple, and that you will not disclose the fact that Apple took these tests and any statements by Apple regarding the results of these tests, to any third party. The results of these tests will not be deemed a guarantee or warranty by Apple of any kind regarding the compatibility, quality or performance of your computer to you or your customers, distributors, OEMs, Licensees or any other party. You and your employees and agents will not make any statement to the contrary to any third party. This paragraph does not diminish your rights to use the "Mac OS" logo under the Mac OS License Agreement or to refer to that logo as an indicator of compatibility with the Mac OS.

Please indicate your agreement with the foregoing, by signing below and returning a copy of this letter to Mac OS Certification team at Apple.

Sincerely,                                 PRODUCT SUBMITTED FOR CERTIFICATION
                                           X-1 604e @ 180 MHz X-2
                                           Multi-Processor 604e @ 200 MHz
Eric Du Bois
Mac OS Certification

                                           TYPE OF CERTIFICATION
                                           Comprehensive Processor


UNDERSTOOD AND AGREED:

Super Computer Corp.


By
  ------------------------------




--------------------------------------------------------------------------------
                         NOTICE OF PROPRIETARY PROPERTY

THE INFORMATION CONTAINED HEREIN IS THE PROPRIETARY PROPERTY OF APPLE COMPUTER, INC. THE POSSESSOR AGREES TO THE FOLLOWING: (i) TO MAINTAIN THIS DOCUMENT IN CONFIDENCE (ii) NOT TO REPRODUCE OR COPY IT (iii) NOT TO REVEAL OR PUBLISH IT IN WHOLE OR PART
--------------------------------------------------------------------------------
APPLE COMPUTER, INC.                                                   SHEET 17
TITLE: CERTIFICATION REQUIREMENTS DOCUMENT (CRD)              Rev: 1.8 12/10/96

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                                   EXHIBIT B

                    LICENSED SOFTWARE, ENABLING TECHNOLOGY,
                           ROYALTIES AND AVAILABILITY

This exhibit sets forth the royalty rate and other terms relating to the Licensed Software and Enabling Technology:

LICENSED SOFTWARE:

The Licensed Software consists of the non-PPP version and PPP version of the Mac OS 7.5.x generally provided to Mac OS licensees and Maintenance Releases and Minor Releases thereto for Certified Computers (excluding any software contained in the Mac OS for which Apple does not have the right to grant the rights specified in Section 2.1) in the following languages:

US English, UK English, Italian, German, French, Spanish, Portuguese, Swedish, Norwegian, Danish, Finnish, Dutch, Traditional Chinese, Simplified Chinese, Japanese. (A license to some fonts used in the Japanese version is available from the FDPC consortium.) These are all the language versions currently available for licensing. PCC will be offered additional languages as they become available for licensing.

ROYALTY RATE AND PAYMENT TERMS

Subject to the provisions of this Agreement, royalties will be due and payable upon all distributions of the Licensed Software according to the following terms and payment schedule:

Royalty Payments will be based on quarterly unit volume. Quarterly unit volume will be calculated based on the following four calendar quarters:
January-March, April-June, July-September, and October-December.

The amount of royalty for each Certified Computer shipped will be based on the number of units shipped each quarter in accordance with the following table:

         Quarterly Unit Volumes(1)         U.S.             Other
         ----------------------            ----             -----
                                           English          Languages
                                           -------          ---------
                    [S]                    [C]              [C]
                    **                     $   **           $   **



---------------------

(1) If Company distributes both U.S. English and other language versions of the Mac OS, the royalty rate for a particular quarter will be calculated based on the combined number of units. Similarly, the combined number of PPP and non-PPP units will be aggregated to determine the quarterly unit volume.

CONFIDENTIAL                                                             Page 18

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

Notwithstanding the foregoing but subject to the OEM Royalties set forth below, the maximum PCC will be required to pay for the term of this Agreement pursuant
to the above table will be $   **   for Certified Computers containing U.S.
English versions of the Licensed Software and $   **  for Certified Computers
containing other language versions of the Licensed Software.

PCC will pay an additional OEM Royalty for each unit copy of the Licensed Software that is distributed by PCC to an OEM pursuant to 2.2(f), except Maintenance Releases and System Upgrades distributed to an OEM pursuant to
Section 2.1(a)(ii). The OEM Royalties will be as follows:

                 Quarterly Unit Volumes(1)          OEM Royalty Rate

                     **                             $   **


PCC shall prepay royalties each quarter based on the greater of: (i) PCC's best estimate of the royalties it will pay for sales of Certified Computers in the quarter, or (ii) the actual royalty payment for sales of Certified Computers in the preceding quarter. The amount of the prepayment shall equal the following percentage of the greater of the above two numbers:

         Quarter                  Pre-Payment Due Date      Percentage
         -------                  --------------------      ----------
         Jan - Mar 1997           Jan. 30, 1997                **
         Apr - June 1997          April 30, 1997               **
         All Other Quarters                                    **

PCC will make such prepayment of Royalty Payments within thirty (30) days after commencement of the quarter and should accompany such prepayment with a statement indicating the number and type (U.S. English vs. other languages) of units PCC is estimating it will distribute during the quarter for which royalties are being prepaid, the amount of royalty being prepaid, and the basis for the calculation of the prepayment. The prepayment is non-refundable.

Within thirty (30) days after the end of each calendar quarter for which PCC prepays Royalty Payments, PCC shall determine the actual quarterly unit volume for which it owes Royalty Payments. If the amount PCC actually owes for the last quarter is greater than the amount it prepaid, PCC shall then (also within the thirty (30) day time period) make additional Royalty Payments for the difference. If the amount PCC actually owes for the last quarter is less than the amount it prepaid, PCC may reduce its prepayment for the current quarter by the difference. Each Royalty Payment will be accompanied by a statement certified correct by an officer of PCC, indicating the number of units distributed by PCC during the quarter for which royalties are being paid broken down by the number of units of each language version distributed and the number of units distributed in each country, the amount of any prepaid royalties, and the amount of royalties owed for the quarter.

PCC shall pay all amounts when due, and any amounts not paid when due shall accrue interest at the higher of (i) four (4) points over the Citicorp prime rate as listed in the Wall Street Journal during the relevant period, or (ii) the highest rate allowed by California law. Such interest will accrue from the date when the payment should have been paid and ending when paid.





----------------------------------

(1) If Company distributes both U.S. English and other language versions of the Mac OS, the royalty rate for a particular quarter will be calculated based on the combined number of units. Similarly, the combined number of PPP and non-PPP units will be aggregated to determine the quarterly unit volume.


CONFIDENTIAL                                                            Page 19

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final


AVAILABILITY OF LICENSED SOFTWARE

Each language version of each release of the Licensed Software will be made available within thirty (30) days of the latter of: (1) the Effective Date, or
(2) after such language version of each release of the Licensed Software is golden master.

ENABLING TECHNOLOGY:

Manufacturing Final Test Tool. This tool is used by Apple during the final test phase in the manufacture of a Macintosh computer. This test is very extensive. This tool is extensible to allow a licensee to create additional tests beyond the tests created and provided by Apple. This tools includes: complete documentation, header files, and libraries to enable a licensee to create new tests to meet their additional requirements.

Apple Personal Diagnostics. This tool provides comprehensive diagnostic tests on logic board, hard disk, floppy disk drive, system software and display. It also provides information about the system configuration. The Automatic Diagnostics feature allows testing of the system automatically when the system is not otherwise in use. These tools alert users to problems and suggest corrections.

Mac OS Certification Environment. Apple is developing a new certification procedure under which licensees of the Licensed Software will be able to perform certification testing on their own with limited validation being conducted by Apple. To enable such self-certification, Apple is developing a tool, currently known as the Mac OS Certification Environment, which Apple intends to provide to licensees of the Licensed Software and which will enable licensees to determine, to a large extent, whether their computers meet the Certification Requirements. Apple intends to provide pre-release copies of this tool to licensees on an evaluation basis and a final version of this tool when it is available.

Pre-Release Seed copies. Enabling Technology includes pre-release copies of the Licensed Software and Mac OS ROM code which may be provided to PCC.

Availability and Modifications. The current versions of the Manufacturing Final Test Tool and Apple Personal Diagnostics will be made available to PCC within thirty (30) days of the Effective Date. Apple may expand PCC's license rights to certain specific Enabling Technology (as defined in Section 2.1(c) of this Agreement) by posting a notice listing such additional rights when Apple makes available the specific Enabling Technology.





CONFIDENTIAL                                                            Page 20

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                                   EXHIBIT C

                                     MARKS

                                    "MAC OS"

                              MAC OS STYLIZED LOGO

                           APPLE TRADEMARK GUIDELINES

The Apple Trademark Guidelines and the Usage Guidelines for the Mac OS Logo are attached hereto and are hereby incorporated herein by reference.

Required Use of Mark

The Marks must be displayed on and in connection with the Licensed Software and Certified Computers in at least the following instances: (i) on at least two sides of the outside of the box or other package in which a Certified Computer is shipped and on the packaging in which the Licensed Software is shipped; (ii) on the copyright/title page of End User Documentation for Licensed Software and product manuals for Certified Computers; (iii) by prominently displaying the Marks on promotional material, including, without limitation, advertising, point of sale and data sheets for the Licensed Software and Certified Computers; and (iv) the Mark must be retained on the screen display of the Licensed Software at boot up.





CONFIDENTIAL                                                            Page 21

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

                                   EXHIBIT D

                           END USER SOFTWARE LICENSE

                              APPLE COMPUTER, INC.
                             LICENSE FOR MAC(TM)OS

PLEASE READ THIS LICENSE CAREFULLY BEFORE USING THE SOFTWARE. BY USING THE SOFTWARE, YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS LICENSE.

1. LICENSE. The application, demonstration, system and other software accompanying this License, whether on disk, in read only memory, or on any other media (the "Apple Software"), the related documentation and fonts are licensed to you by Apple Computer, Inc. or its local subsidiary, if any ("Apple"). You own the disk on which the Apple Software and fonts are recorded but Apple and/or Apple's Licensor(s) retain title to the Apple Software, related documentation and fonts. This License allows you to use the Apple Software and fonts on a single Apple computer and make one copy of the Apple Software and fonts in machine-readable form for backup purposes only. You must reproduce on such copy the Apple copyright notice and any other proprietary legends that were on the original copy of the Apple Software and fonts. You may use the Apple Software in a networked environment so long as each computer in such environment is the subject of a license for the Apple Software; however, you may not electronically transmit the Apple Software from one computer to another over a network. You may also transfer all your license rights in the Apple Software and fonts, the backup copy of the Apple Software and fonts, the related documentation and a copy of this License to another party, provided the other party reads and agrees to accept the terms and conditions of this License.

2. RESTRICTIONS. The Apple Software contains copyrighted material, trade secrets and other proprietary material and in order to protect them, and except as permitted by applicable legislation, you may not decompile, reverse engineer, disassemble or otherwise reduce the Apple Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute or create derivative works based upon the Apple Software in whole or in part, except for the limited networking described above in Section 1. THIS APPLE SOFTWARE MAY NOT BE IMPORTED TO, USED IN, OR RE-EXPORTED FROM FRANCE OR ANY OF ITS DEPARTMENTS OR TERRITORIES. [This last sentence is not required in connection with the sale of computers containing the French version of the Mac OS].

3. TERMINATION. This License is effective until terminated. You may terminate this License at any time by destroying the Apple Software, related documentation and fonts and all copies thereof. This License will terminate immediately without notice from Apple if you fail to comply with any provision of this License. Upon termination you must destroy the Apple Software, related documentation and fonts and all copies thereof.

4. EXPORT LAW ASSURANCES. You agree and certify that neither the Apple Software nor any other technical data received from Apple, nor the direct product thereof, will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States. If the Apple Software has been rightfully obtained by you outside of the United States, you agree that you will not re-export the Apple Software nor any other technical data received from Apple, nor the direct product thereof, except as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which you obtained the Apple Software.

5. GOVERNMENT END USERS. If the Apple Software is supplied to the United States Government, the Apple Software is classified as "restricted computer software" as defined in clause





CONFIDENTIAL                                                            Page 22

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

52.227-19 of the FAR. The United States Government's rights to the Apple Software are as provided in clause 52.227-19 of the FAR.

6. DISCLAIMER OF WARRANTY ON APPLE SOFTWARE. You expressly acknowledge and agree that use of the Apple Software and fonts is at your sole risk. The Apple Software, related documentation and fonts are provided "AS IS" and without warranty of any kind and Apple and Apple's Licensor(s) (for the purposes of provisions 7 and 8, Apple and Apple's Licensor(s) shall be collectively referred to as "Apple") EXPRESSLY DISCLAIM ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. APPLE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE APPLE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE APPLE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE APPLE SOFTWARE AND THE FONTS WILL BE CORRECTED. FURTHERMORE, APPLE DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE APPLE SOFTWARE AND FONTS OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, APPLE DOES NOT WARRANT OR MAKE ANY REPRESENTATION OR GUARANTEE REGARDING THE AUTHENTICITY OR SECURITY OF ANY DIGITAL SIGNATURE GENERATED USING THE APPLE SOFTWARE, OR ANY WARRANTY OR REPRESENTATION THAT THE PERSON OR ENTITY THAT IS USING SUCH A DIGITAL SIGNATURE HAS THE AUTHORITY TO DO SO. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE APPLE SOFTWARE PROVE DEFECTIVE, YOU (AND NOT APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THE TERMS OF THIS DISCLAIMER AND THE LIMITED WARRANTY IN PARAGRAPH 3 DO NOT AFFECT OR PREJUDICE THE STATUTORY RIGHTS OF A CONSUMER ACQUIRING APPLE PRODUCTS OTHERWISE THAN IN THE COURSE OF A BUSINESS, NEITHER DO THEY LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY APPLE'S NEGLIGENCE.

7. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES INCLUDING NEGLIGENCE, SHALL APPLE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE, INCLUDING BUT NOT LIMITED TO THE IMPROPER, WRONGFUL, OR FRAUDULENT USE OF THE DIGITAL SIGNATURES GENERATED USING THE APPLE SOFTWARE, OR INABILITY TO USE THE APPLE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

In no event shall Apple's total liability to you for all damages, losses, and causes of action (whether in contract, tort (including negligence) or otherwise) exceed the amount paid by you for the Apple Software and fonts.

8. CONTROLLING LAW AND SEVERABILITY. If there is a local subsidiary of Apple in the country in which the Apple Software License was purchased, then the local law in which the subsidiary sits shall govern this License. Otherwise, this License shall be governed by and construed in accordance with the laws of the United States and the State of California, as applied to agreements entered into





CONFIDENTIAL                                                            Page 23

                                                 Apple-PCC Mac OS Lic. Agmt. II
                                                                          Final

and to be performed entirely within California between California residents. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

9. COMPLETE AGREEMENT. This License constitutes the entire agreement between the parties with respect to the use of the Apple Software, related documentation and fonts, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of Apple.





CONFIDENTIAL                                                            Page 24

                MAC(TM) OS LICENSING TECHNICAL SUPPORT PLAN V1.O


SUMMARY

This plan describes the technical support that will be provided by the Mac OS Licensing Technical Support Group to help the Mac OS Licensee develop Mac OS-compatible computer systems in a manner that will successfully run the Mac OS whether based on a Apple License Design ("ALD") or the Common Hardware Reference Platform ("CHRP") specification. This group will answer technical questions related to integrating the Mac OS onto Mac OS Licensee's Mac compatible products. This plan covers the following areas:

         o Technical Support Provided
         o Developer Partner Program
         o Escalating Mac OS Issues
         o Technical Support Not Provided
         o E-mail Address
         o Mac OS Technical Seminars


TECHNICAL SUPPORT PROVIDED

Apple will provide support in connection with Mac OS Licensee's development of Certified Computers and escalation support for technical issues that Mac OS Licensee cannot answer and which are not addressed in the training and documentation provided by Apple to Mac OS Licensee. Mac OS Licensee is responsible to provide any necessary support to Mac OS Licensee's customers. The Apple support engineer working with the Mac OS Licensee will consult with others in the Mac OS Licensing Technical Support Group or elsewhere within Apple engineering on an as needed basis to provide to Mac OS Licensee the information described in this document to assist Mac OS Licensee in the development of Mac OS compatible computers. Apple will make reasonable efforts to answer questions within one business day or, if Apple is unable to answer the question within one business day, it will within that time frame provide a target date for a response to the question. Apple will make problem tracking information available regarding Mac OS Licensing Technical Support issues raised by the Mac OS Licensee, including results of problem resolution. At Apple's request, the Mac OS Licensee will provide regular reports from Mac OS Licensee problem tracking databases. Apple will provide the Mac OS Licensee information about Mac OS bugs, features, integration issues, guidelines and advice that Apple provides generally to Mac OS licensees. Apple will provide the following technical support to Mac OS Licensee:

         ENGINEERING SUPPORT - Apple will provide consultation in connection with proposed modifications to a Apple Licensed Design (ALD), including potential impact on certification. Apple will provide suggestions for modifications and corrections to proposed hardware designs to assist Mac OS Licensee in developing systems that successfully run the Mac OS and otherwise pass certification. Apple will not certify a computer model which requires the Mac OS system or ROM to be changed. For computer models based on the CHRP specification, Apple will analyze the model for conformance with the CHRP specification and ability to run the then-current release of Mac OS for CHRP.

         MAC OS SEEDING SUPPORT - Before a new version of the Mac OS is released to end users, pre-release versions of the Mac OS and, where necessary, Mac OS ROMs, will be made available to Mac OS Licensee. Seeding of pre-release versions usually begins during the late alpha timeframe. The pre-release versions will be made available via a secured Apple Web site. Technical support will be provided to answer questions that arise from testing the pre-release versions on Mac OS Licensee's ALD or CHRP product. Feedback regarding bugs or proposed changes to the Mac OS from Mac OS Licensee will be forwarded to the Mac OS development team as appropriate. The Mac OS Licensee may be required to execute a Letter of Authorization to get access to the pre-release software.





NOTE: Apple reserves the right to change or update this plan at any time with respect to support that has not yet been paid for.
Final (PLA) v1.0               APPLE CONFIDENTIAL                        Page 1

         HARDWARE SEEDING SUPPORT - If Mac OS Licensee has licensed an ALD and systems based on the design are not commercially available, prototypes of the design may be made available for purchase by Mac OS Licensee. Seeding usually begins during the EVT2 timeframe. Technical support will be provided to answer questions related to the ALD. Mac OS Licensee technical support centers will have the ability to reproduce and distribute this technical information and documentation to its sublicensees.

         ADDITIONAL TECHNICAL INFORMATION AND DOCUMENTATION SUPPORT - Apple will also create additional technical information and documentation to assist Mac OS Licensee. This information will be in the form of technical notes and other documentation. These notes will be released via the secure Mac OS Licensing R&D web site. Mac OS Licensee technical support centers will have the ability to reproduce and distribute this technical information and documentation to its sublicensees.

         CERTIFICATION SUPPORT - During certification of a Mac OS Licensee Mac OS-compatible, the Mac OS Licensing Technical Support group will provide the interface between the Mac OS Certification Team and Mac OS Licensee. The group will communicate issues which are discovered during certification. The group will also provide information to and answer questions for Mac OS Licensee to assist Mac OS Licensee in getting their products to successfully pass certification. Apple will make the Mac OS Certification Environment (MCE) available to Mac OS Licensee and Mac OS Licensee will make the Mac OS Certification Environment available to Mac OS Licensee sublicensees to assist them in preparing for certification of Mac OS compatible systems.

         TRAINING SUPPORT - Mac OS Licensee will be eligible to enroll in and receive all of the Developer University (DU) courses and material at the appropriate fees for this information and training.


DEVELOPER PARTNER PROGRAM

Mac OS Licensee may be interested in creating applications or other hardware peripherals (such as PCI cards) for their Mac compatible products. Once a Mac OS license is signed, the Mac OS Licensee will be automatically enrolled into the Developer Partner program. This program includes the following benefits:

         1. Access to the Developer Technical Support (DTS) Group. They provide technical support for creating 3rd party software or hardware for the Mac which is not related to developing a Mac OS Compatible computer system.

         2.      Mailings of technical information:
                 - Apple Directions: marketing info
                 - Developer CD Series: 3 CDS rotate each quarter ( = 1.8 GB of goodies! ) containing: development tools, sample code, system software
                 - develop magazine (quarterly) - Apple's Technical Journal for creating software and hardware for the Mac and providing information on Apple's latest technology.

         The Developer CD Series contains the PCI Driver Development Kit (DDK). The DDK contains documentation, sample code, headers & libraries, tools and references enabling the development of PCI card drivers and Open Firmware for Macintosh. A general description of these major parts follows:

Documentation:
o        Designing PCI Cards and Drivers for Power Macintosh Computers book.
         This document is written for professional hardware and software engineers. It's divided into three parts and contains 13 chapters. The three parts are:
                 - PCI Bus Overview
                 - System Startup by Open Firmware-describes startup process in
                   PCI-based Power Mac CPUs
o Native PowerPC Drivers-tells how to design and write PCI card drivers
o Tech Notes and develop articles
o PCI Binding 1.5 Document





NOTE: Apple reserves the right to change or update this plan at any time with respect to support that has not yet been paid for.
Final (PLA) v1.0              APPLE CONFIDENTIAL                         Page 2

o Display Device Driver Guide and Open Firmware extensions for display devices
o ATM device driver guidelines and DLPI specification documents

Sample Code:
o Driver samples: Networking (Open Transport DLPI), SCSI (NCR card), Video (our video driver essentially)
o        Networking samples: ATM
o        Open Firmware samples: Display, SCSI, and minimal samples

Tools:
Forth Tokenizer, Display Name Registry, PCI Peek, Load Driver and Log Library driver helpers, NCR card ROM flasher.

Headers & Libraries:
Headers and libraries required for PCI driver development. This corresponds to the Golden Master (GM) set released with the 7200/8500/9500 Power Macintosh computers. These interfaces and libraries are in addition to and designed to work with the interfaces and libraries in the Macintosh Programmer's Workshop
(MPW) Latest folder on MPW Pro #19.

References pointed to by the DDK:
o The Developer CD (3 CD set) contains other Macintosh technical information, samples, tools. Examples pertinent to PCI developers are CPU developer notes for the Power Macintosh 7200, 7500, 8500, and 9500 CPUs, and Display Manager documentation
o        ANSI specifications for PCI and Forth
o        FirmWorks Corporation-Writing FCode Programs for PCI book

3. Technical resources:
         o sample code: to solve particular software problem. This sample code comes in the form of small code fragments to complete applications.

         o technical notes: this information describes how to solve a particular software or hardware issue. These notes are usually 2 - 15 pages in length.

         o developer notes: this information provides developers with detailed hardware and software information unique to each Macintosh model and to Apple's LaserWriter printers, scanners, and video display products. Developer Notes are distributed whenever new Macintosh models or imaging products are introduced.

         o       tools: various tools for software and hardware development.

4. Seeding of future Mac technologies (i.e. QuickTime VR, QuickDraw 3D, etc...).

ESCALATING MAC OS ISSUES

When an issue is uncovered with the Mac OS system from Mac OS Licensee, the issue will be sent to the Mac OS Licensing Technical Support Team. Once the issue is received and understood, the issue will be researched to determine if the issue is already known. If it is, the status of the issue will be sent back to Mac OS Licensee. If the issue is not known, the assigned Mac OS Licensing Technical Support engineer will try to isolate and research the problem to determine the case. This work will usually require assistance with others from the Mac OS Licensing Technical Support team and discussions with the Apple software development team. Once the issue is isolated and understood, the status and resolution of the bug will be sent back to Mac OS Licensee.





NOTE: Apple reserves the right to change or update this plan at any time with respect to support that has not yet been paid for.
Final (PLA) v1.0             APPLE CONFIDENTIAL                          Page 3

E-MAIL ADDRESS

Mac OS Licensee can directly contact the Mac OS Technical Support Team by sending the issue via e-mail, to the following addresses:

                 Internet:                OEMSUPPORT@apple.com


TECHNICAL SUPPORT NOT PROVIDED

As stated above, Mac OS Licensee is responsible to provide any necessary support to Mac OS Licensee's customers and sublicensees. Apple's Technical Support is provided to assist Mac OS Licensee with troubleshooting to identify and isolate technical problems. This does not include custom software engineering or programming. Depending on the nature of the problem, Apple's Technical Support staff may provide information, answer questions, help outline a course of action, and/or identify a third party capable of resolving problems.

For CHRP, Apple will NOT be providing technical support to create:
POST/hardware init, Open Firmware, or RTAS, which are contained with CHRP's boot ROM provided by the Licensee. Apple will also NOT be supporting the development of CHRP hardware designs. Apple intends to provide a list of 3rd party providers who provide engineering services for the pieces within the licensee boot ROM and support for CHRP hardware development during late 1996.

Also, Mac OS Licensee is responsible for making the following pieces of the Mac OS Licensee's boot ROM complete, functional and stable:

         o Hardware Init (P.O.S.T.)
         o Open Firmware
         o Run Time Abstraction Services (RTAS)


MAC OS TECHNICAL SEMINARS

Mac OS Technical seminars will be provided by the Mac OS Licensing Technical Support Group, Developer University (DU) or third party instructors. Technical training is available for any interested Apple developer or Licensee, and include courses that are self-paced with CDs or traditional classroom instruction. These courses generally cover information related to creating 3rd party applications and peripherals. For a complete list of the available DU courses, please refer to the following web site: http://www.info.apple.com/dev/du.html

Mac OS Licensing Technical Support Group will provide additional seminars directly related to creating a Mac compatible computer system. These seminars will be available on a periodic basis to help our licensees better understand the Mac OS system issues and development of systems based on the CHRP specification. As these seminars are available, Apple will inform Mac OS Licensee about their content and location.





NOTE: Apple reserves the right to change or update this plan at any time with respect to support that has not yet been paid for.
Final (PLA) v1.0               APPLE CONFIDENTIAL                         Page 4

                                                Apple-PCC Mac OS Lic. Agmt. II
                                                                         Final

                                   EXHIBIT E


The Technical Support Plan is further described in the following pages.





CONFIDENTIAL                                                           Page 22